U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                Date of Earliest Event Reported: February 2, 2002



                   ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                   000-23914               87-0521389
          --------                   ---------               ----------
  (State or other jurisdiction      (Commission           (I.R.S. Employer
of incorporation or organization)   File Number)         Identification No.)



                          17300 Saturn Lane, Suite 111
                              Houston, Texas 77058
          (Address of principal executive offices, including zip code)


                                 (281) 486-6115
              (Registrant's telephone number, including area code)


ITEM 1. CHANGES IN CONTROL OF REGISTRANT

None

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

None

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

None

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

None

ITEM 5. OTHER EVENTS

On February 18, 2002, the Company entered into a confidential settlement agreement with Verizon Capital in the matter of Verizon Capital v. Entertainment Technologies & Programs, Inc. in the 11th District Court of Harris County, Texas, Cause No. 2001-08321.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

     (a) On February 2, 2002, James Douglas Butcher, our former Chairman and Chief Executive Officer, resigned from his position as a member of our Board of Directors.

     (b) Prior to Mr. Butcher's resignation, the Company believes that Mr. Butcher violated the surviving provisions of his employment agreement and his fiduciary duty to the Company as a Director, by attempting to directly compete against the Company and solicit the Company's employees. The Company disputes the claims made by Mr. Butcher in his letter of resignation and on February 12, 2002, the Company filed suit in the 151st District Court of Harris County, Texas against Mr. Butcher to recover an unspecified amount of damages due to Mr. Butcher's alleged violation of covenant not to compete, breach of fiduciary duty, breach of contract and conversion relating to his employment agreement dated November 10, 1995 and effective as of May 11, 1995. On February 27, 2002, Mr. Butcher filed counterclaims against the Company.

     (c)  Exhibit - Resignation Letter of James Douglas Butcher

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits - Form of Lawsuit Filed against James Douglas Butcher

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.

Date: March 1, 2002                   By:  /s/  George C. Woods
                                          --------------------------------------
                                          George C. Woods, President and
                                          Chief Executive Officer

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM SB-2


EXHIBIT NUMBER      DESCRIPTION
--------------      -----------

17.1                Letter of resignation of James Douglas Butcher as Director *

99.1 Form of Lawsuit in the Matter of Entertainment Technologies & Programs, Inc. vs. James Douglas Butcher *


__________________
* Filed herewith.